                              Ernst & Young LLP

EXHIBIT 16.1

October 15, 2002

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

            We  have  read  Item 4 of  Form  8-K  dated  October  15,  2002,  of
BioSyntech,  Inc. and are in agreement with the statements made,  except that we have no basis to agree or disagree with  BioSyntech,  Inc.'s  statement that the change was by action of its Board of Directors  and we have no basis to agree or disagree with  BioSyntech,  Inc.'s  statement  that the Board of Directors  will shortly announce its recommendation of a new independent  auditing firm and will submit its  recommendation for ratification at the Company's 2002 annual meeting of stockholders.

                                                    Very truly yours,

                                                    /s/ Ernst & Young LLP
                                                    -------------------------
                                                    Ernst & Young LLP